UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of  Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2012, the Board of Directors of Pioneer Natural Resources Company (the “Company”) approved the amendment  and restatement of the Bylaws of the Company to change the voting standard for director elections from a plurality to a majority voting standard. The amendments to Article III, Section 3.2 of the Bylaws implement the new majority voting standard by providing that, in future uncontested elections of directors, each nominee for director must receive a majority of the votes cast (meaning that the number of shares voted “for” a nominee for director must exceed the number of votes cast “against” that nominee for director) in order to be elected to the Board. In contested elections, directors will continue to be elected by a vote of a plurality of the votes cast. A “contested election” is an election in which, as of the date that is 10 days in advance of the date the Company first distributes its proxy materials for a stockholders meeting, the number of nominees for director exceeds the number of directors to be elected.

The amendments also provide that, as a condition of nomination, each director nominee must submit an irrevocable resignation prior to the distribution of proxy solicitation materials for the meeting at which the director’s name will be submitted to the stockholders for election. The resignation would become effective only if, and at such time that, the nominee fails to receive a majority of the votes cast and the Board of Directors accepts the resignation.

 If an incumbent director does not receive a majority vote in an uncontested election, the Board will decide whether to accept or reject the resignation or whether other action should be taken within 90 days following the certification of the election results. The Board will make a public disclosure of its decision, including the rationale behind its decision if the resignation is not accepted. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board may fill the vacancy in accordance with the Bylaws.

The foregoing is a summary of the material amendments to the Bylaws adopted by the Board of Directors. This summary is qualified in its entirety by reference to the Bylaws, as amended and restated, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Board of Directors has also approved an amendment to the Company’s certificate of incorporation that, if approved by the Company’s stockholders, would result in the Board no longer being divided into three classes. The "declassification" process would be accomplished as follows:

•
At the 2012 Annual Meeting, the Class III directors whose terms expire at the 2012 Annual Meeting would be elected to hold office for a three-year term expiring at the 2015 Annual Meeting, consistent with the current certificate of incorporation;

•	At the 2013 Annual Meeting, the Class I directors whose terms expire at the 2013 Annual Meeting would be elected to hold office for a term expiring at the 2014 Annual Meeting;

•	At the 2014 Annual Meeting, the Class I and Class II directors whose terms expire at the 2014 Annual Meeting would be elected to hold office for a term expiring at the 2015 Annual Meeting; and

•	At and after the 2015 Annual Meeting, all directors would be elected to hold office for one-year terms expiring at the next Annual Meeting and the Board of Directors will no longer be classified.

In addition, pursuant to this action, the certificate of incorporation would be amended to make certain ancillary changes to reflect the declassification of the Company’s Board as of the 2015 Annual Meeting. The text of the amendment to the certificate of incorporation will be included with the Proxy Statement for the 2012 Annual Meeting, which will be filed with the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

3.1 --	Amended and Restated Bylaws of the Company.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting
Officer

Dated: January 30, 2012

PIONEER NATURAL RESOURCES COMPANY

 EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company.